UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2006

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

600 California Street, 9th Floor,
San Francisco, California		94108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item2.03 Creation of a Direct Financial Obligation

On March 7, 2006, MCF Corporation completed a $7.5 million private placement of a variable rate secured convertible debenture. The issue was placed with Midsummer Investment, Ltd. MCF Corporation will invest the proceeds in the proprietary funds managed by MCF Asset Management, LLC. Interest on the debenture will be based on the annual investment performance of the funds.

The debenture is convertible into MCF Corporation’s common stock at a conversion price of $1.41 per share. Midsummer may elect to convert the debenture into common stock of the company at the conversion price at any time following the closing date. The maturity date of the notes is December 31, 2010. Stock warrants to purchase 1,875,000 shares of common stock at $1.41 per share were also issued to the investor. The stock warrants have a six year term. Merriman Curhan Ford & Co. acted as the sole placement agent for the transaction.

MCF Corporation is contractually obligated to file a registration statement covering the shares issued to the investor, and the shares issuable upon exercise of the stock warrant issued to the investor, within 120 days of March 7, 2006, and to use commercially reasonable efforts to ensure that such registration statement is effective within 365 days of March 7, 2006.

Item 3.02 Unregistered Sales of Equity Securities

On March 7, 2006, MCF Corporation sold a Variable Rate Secured Convertible Debenture, together with Warrants to purchase 1,875,000 shares of MCF Corporation common stock, for aggregate consideration of $7.5 million. The Variable Rate Secured Convertible Debenture and Warrants were issued in reliance on the exemption from registration provided for in Regulation D of the Securities Act of 1933, as amended, based on offers and sales of such securities being made without any form of general solicitation or general advertising and only to “accredited investors” within the meaning of Rule 501 under the Regulation D.

The Variable Rate Secured Convertible Debenture is convertible into MCF Corporation common stock at any time, initially at the conversion rate of $1.41 per share, subject to adjustment in the event of stock splits or stock dividends, issuance of MCF Corporation common stock at prices below $1.41 per share, and in certain other circumstances as provided in the Variable Rate Secured Convertible Debenture Due December 31, 2010, attached hereto as Exhibit 4.4.

The warrants are exercisable for shares of MCF Corporation common stock at any time, subject to certain limitations on the total number of shares owned by Midsummer Investment, Ltd., as provided in the Common Stock Purchase Warrant attached hereto as Exhibit 4.5. The warrants are initially exercisable at the price of $1.41 per share, subject to adjustment in the event of stock splits or stock dividends, issuance of MCF Corporation common stock at prices below $1.41 per share, and in certain other circumstances as provided in the Common Stock Purchase Warrant, attached hereto as Exhibit 4.5.

Item    9.01(d) Exhibits

4.3	Securities Purchase Agreement dated March 7, 2006 by and between MCF Corporation and Midsummer Investment, Ltd.

4.4	Variable Rate Secured Convertible Debenture Due December 31, 2010 executed by MCF Corporation in favor of Midsummer Investment, Ltd.

4.5	Common Stock Purchase Warrant dated March 7, 2006 executed by MCF Corporation in favor of Midsummer Investment, Ltd.

4.6	Registration Rights Agreement dated March 7, 2006 by and between MCF Corporation and Midsummer Investment, Ltd.

4.7
Security Agreement dated March 7, 2006 by and among MCF Corporation, MCF Asset Management LLC, MCF/NV Asset Management, LLC, MCF Wealth Management LLC, Catalyst Financial Planning and Investment Management Corporation and Midsummer Investment, Ltd.

4.8
Subsidiary Guarantee dated March 7, 2006 by and among MCF Asset Management LLC, MCF/NV Asset Management, LLC, MCF Wealth Management LLC, Catalyst Financial Planning and Investment Management Corporation and Midsummer Investment, Ltd. and Midsummer Investment, Ltd.

99.1	Press Release announcing MCF Corporation’s issuance of $7.5 million of secured convertible debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCF CORPORATION

Date: March 8, 2006	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chairman and Chief Executive Officer